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             Technical Amendment No. 1 dated as of December 18, 1996


1. Section 1.5(a)(ii) of Amended Stock Purchase Agreement dated as of November 7, 1996 by and among SCSM Holdings, Inc., South Charleston Stamping & Manufacturing Company, Mayflower Acquisition Corporation, and The Mayflower Corporation Plc (the "Amended Contract") is hereby amended to read as follows in its entirety:

     "(ii) Within thirty (30) days after the Closing Date, the Buyer shall (and Mayflower shall cause the Buyer to) cause the Company's management to prepare and deliver to the Seller and the Buyer a statement setting forth the Company's Net Assets (the "Closing Net Assets") as of the close of business, Eastern Standard Time on December 4, 1996 (the "Closing Statement of Net Assets"), together with a representation by the Company's management that the Closing Statement of Net Assets has been prepared consistent with past accounting practices, policies and procedures with consistent classifications utilized by the Company's management in the preparation of the Initial Statement and the Pre-Closing Statement; provided, however, that the Closing Statement of Net Assets shall not reflect any liability or reserve for any cost or expense (including, without limitation, Liabilities or Taxes) for which the Seller is responsible pursuant to the terms of this Agreement."

2. Section 2.3(c) of the Amended Contract is hereby amended to read as follows in its entirety:

     "(c) audited consolidated balance sheet and statement of operations, shareholders' equity and cash flow for the Seller as and for December 31, 1995 (the "Most Recent Company Financial Statements")."

3. The last full paragraph of Section 5.2(b) of the Amended Contract is hereby amended to read as follows in its entirety:

     "Without limiting the generality of the foregoing, the Seller covenants and agrees that from the close of business, Eastern Standard Time on December 4, 1996 through and including the Closing Date, the Company shall not declare or make any payment not in the Ordinary Course of Business including, without limitation, declare or pay any dividends on or make any distribution or other payment with respect to any class of its equity or ownership interest, or purchase, redeem, retire or otherwise acquire any of its equity or make any other payment not in the Ordinary Course of Business."

4. Section 5.7(a) of the Amended Contract is hereby amended to read as follows in its entirety:
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     "(a) ELIC Payment and Release. Payment of all amounts due under the ELIC
Agreement, including a full release of the Company from any further liability to the ELIC under the ELIC Agreement;"

5. The first sentence of Section 12.1 of the Amended Contract is hereby amended to read as follows in its entirety:

     "Each of the Parties hereby acknowledges and agrees that no Party shall have any obligations to any other Party with respect to any and all Losses which may be incurred or suffered by any of them hereunder or in connection with the transactions contemplated hereby or otherwise and the Parties hereto shall not be entitled to any recovery whatsoever against any other Party for any such Losses other than in each case as expressly contemplated by the Indemnification Agreement and the procedures and limitations set forth therein or as set forth in Section 1.7 hereof."
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         IN WITNESS WHEREOF, each of the parties has caused this Technical
Amendment No. 1 to be executed in its behalf as of the date first above written.


                                    SCSM HOLDINGS, INC.

                                    By: ________________________________________
                                             Name_______________________________
                                             Title:_____________________________


                                    SOUTH CHARLESTON STAMPING &
                                    MANUFACTURING COMPANY

                                    By: ________________________________________
                                             Name_______________________________
                                             Title:_____________________________


                                    MAYFLOWER ACQUISITION CORPORATION

                                    By: ________________________________________
                                             Name_______________________________
                                             Title:_____________________________


                                    THE MAYFLOWER CORPORATION PLC

                                    By: ________________________________________
                                             Name_______________________________
                                             Title:_____________________________